                                                                  Exhibit 99.1


(COMMUNITY HEALTH SYSTEMS, INC. LOGO)


Investor Contact:    W. Larry Cash
                     Executive Vice President
                     and Chief Financial Officer
                     (615) 465-7000


                    COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
                           FOURTH QUARTER 2005 RESULTS
                      WITH NET OPERATING REVENUES UP 16.8%

                 ----------------------------------------------

BRENTWOOD, TN (February 22, 2006) - Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the quarter and year ended December 31, 2005.

      Net operating revenues for the quarter ended December 31, 2005, totaled $982.1 million, a 16.8% increase compared with $840.6 million for the same period last year. Income from continuing operations increased 19.7% to $50.8 million for the quarter ended December 31, 2005, compared with $42.5 million for the same period last year. Income from continuing operations per share (diluted) increased 17.4% to $0.54 on 98.4 million weighted average shares outstanding for the quarter ended December 31, 2005, compared with $0.46 on 97.5 million weighted average shares outstanding for the same period last year. Net income increased 19.7% to $48.1 million for the quarter ended December 31, 2005, compared with $40.2 million for the same period last year. Net income per share (diluted) increased 18.6% to $0.51 for the quarter ended December 31, 2005, compared to $0.43 for the same period last year. Loss on discontinued operations for the quarter ended December 31, 2005, consists of an after-tax loss of approximately $2.7 million, approximately $0.03 per share (diluted), related to the operations from one hospital designated during the second quarter of 2005 as being held-for-sale. Refer to pages 3 and 4 for "Financial Highlights."

      Adjusted EBITDA for the fourth quarter of 2005 was $151.8 million, compared with $130.6 million for the same period last year, representing a 16.2% increase. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company uses adjusted EBITDA as a measure of liquidity. Net cash provided by operating activities for the fourth quarter of 2005 was $75.3 million, compared with $62.6 million for the same period last year, an increase of 20.3%.

      The consolidated financial results for the quarter ended December 31, 2005, reflect a 9.1% increase in total admissions compared with the same period last year. On a same-store basis, admissions increased 1.5% and adjusted admissions increased 0.5% compared with the same period last year. On a same-store basis, net operating revenues increased 9.2% compared with the same period last year.

      Net operating revenues for the year ended December 31, 2005, totaled $3.738 billion, compared with $3.204 billion for the same period last year, a 16.7% increase, again demonstrating the Company's successful integration of acquisitions over the last several years. Income from continuing operations increased 17.1% to $190.1 million for the year ended December 31, 2005, compared with $162.4 million for the same period last year. Income from continuing operations per share (diluted) increased 24.7% to $2.02 on 98.6 million weighted average shares outstanding for the year ended December 31, 2005, compared with $1.62 on 105.9 million weighted average shares outstanding for the same period last year.

      Loss on discontinued operations for the year ended December 31, 2005, consists of an after-tax loss of approximately $22.6 million, or $0.23 per share (diluted), related to the loss on sale and operational losses relating to the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale as of December 31, 2004, the termination of one hospital's lease during the first quarter of 2005 and an impairment write-down related to the designation of one additional hospital as being held-for-sale during the second quarter of 2005. Net income increased 10.6% to $167.5 million, for the year ended December 31, 2005, compared with $151.4 million, for 2004. Net income per share (diluted) increased 18.5% to $1.79 per share (diluted) for the year ended December 31, 2005, compared with $1.51 per share (diluted) for 2004.



                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 2
February 22, 2006


         Adjusted EBITDA for the year ended December 31, 2005, was $573.2 million, compared with $494.1 million for the same period last year, a 16.0% increase. Net cash provided by operating activities for the year ended December 31, 2005, was $411.0 million, compared with $325.8 million for the same period last year, an increase of 26.2%.

         The consolidated financial results for the year ended December 31, 2005, reflect a 9.1% increase in total admissions compared with the same period last year. On a same-store basis, admissions increased 2.1%, adjusted admissions increased 1.8%, and net operating revenues increased 9.0%, compared with the same period last year.

         "Our fourth quarter performance capped off another year of dynamic growth for Community Health Systems," commented Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. "With over 16 percent annual revenue growth resulting in record revenues of $3.7 billion and income from continuing operations up 17 percent, we again demonstrated our ability to meet our financial targets in 2005 while selectively acquiring new hospitals and building the foundation for future success. Our same store growth metrics are another key indicator that our operating strategy is working as we continued to drive admissions and revenues in our hospitals throughout the country."

         "We acquired five hospitals in 2005, further extending our market reach," Smith added. "Our acquisition pace has been strong and steady and we have established a track record for not only finding hospitals that fit our criteria, but also for successfully assimilating these facilities into our system. As we look ahead to 2006, we believe there are additional opportunities to expand our portfolio as more hospitals seek a proven operator who will enable them to more effectively provide healthcare services in their respective communities. We believe that Community Health Systems is well positioned to continue to execute its growth strategy and we remain focused on delivering value to both our shareholders and the communities we serve."

         Included on pages 10, 11 and 12 of this press release is a table setting forth selected information concerning the consolidated operating results of the Company for the year ended December 31, 2005, and updated projected consolidated operating results of the Company for the year ending December 31, 2006.

         Located in the Nashville, Tennessee, suburb of Brentwood, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 71 hospitals in 21 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH".

         Community Health Systems, Inc. will hold a conference call to discuss this press release on Thursday, February 23, 2006, at 10:30 a.m. Central, 11:30 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's website at www.chs.net, or at www.earnings.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through March 23, 2006. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

         Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

         The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.



                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 3
February 22, 2006


                         COMMUNITY HEALTH SYSTEMS, INC.
                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)
                    (In thousands, except per share amounts)



                                                 THREE MONTHS ENDED                YEAR ENDED
                                                    DECEMBER 31,                  DECEMBER 31,
                                               ----------------------      --------------------------
                                                 2005         2004(a)         2005           2004(a)
                                               --------      --------      ----------      ----------
Net operating revenues                         $982,070      $840,625      $3,738,320      $3,203,507
Adjusted EBITDA(b)                             $151,769      $130,570      $  573,200      $  494,121
Income from continuing operations              $ 50,843      $ 42,481      $  190,138      $  162,357
Net income                                     $ 48,142      $ 40,229      $  167,544      $  151,433
Income from continuing operations
   per share-basic                             $   0.57      $   0.49      $     2.15      $     1.70
Income from continuing operations
   per share-diluted                           $   0.54      $   0.46      $     2.02      $     1.62
Net income per share - basic                   $   0.54      $   0.46      $     1.89      $     1.58
Net income per share - diluted                 $   0.51      $   0.43      $     1.79      $     1.51
Weighted average number of shares
   outstanding - basic                           89,011        87,369          88,601          95,644
Weighted average number of shares
   outstanding - diluted                         98,389(c)     97,516(c)       98,580(c)      105,864(c)
Net cash provided by operating activities      $ 75,286      $ 62,576      $  411,049      $  325,750


(a) Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 144, the Company has restated its quarter and year ended December 31, 2004, financial statements and statistical results to reflect the reclassification as discontinued operations, the sale of four hospitals during the first quarter of 2005, one of which was designated as being held-for-sale as of December 31, 2004, the termination of one hospital's lease during the first quarter of 2005, and the addition of one hospital as being held-for-sale during the second quarter of 2005. Two hospitals were previously classified as discontinued operations in 2004.

(b) EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude discontinued operations and minority interest in earnings. The Company has from time to time sold minority interests in certain of its subsidiaries or acquired subsidiaries with existing minority interest ownership positions. The Company believes that it is useful to present adjusted EBITDA because it excludes the portion of EBITDA attributable to these third party interests and clarifies for investors the Company's portion of EBITDA generated by continuing operations. The Company uses adjusted EBITDA as a measure of liquidity. The Company has included this measure because the Company believes it provides investors with additional information about its ability to incur and service debt and make capital expenditures. Adjusted EBITDA is the basis for a key component in the determination of the Company's compliance with some of the covenants under its senior secured credit facility, as well as to determine the interest rate and commitment fee payable under the senior secured credit facility.

     Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.




                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 4
February 22, 2006


     The following table reconciles adjusted EBITDA, as defined, to net cash provided by operating activities as derived directly from the Company's consolidated financial statements for the three months and year ended December 31, 2005, and 2004 (in thousands):


                                                    THREE MONTHS ENDED                 YEAR ENDED
                                                       DECEMBER 31,                    DECEMBER 31,
                                                -------------------------       -------------------------
                                                   2005           2004            2005            2004
                                                ---------       ---------       ---------       ---------
Adjusted EBITDA                                 $ 151,769       $ 130,570       $ 573,200       $ 494,121
Interest expense, net                             (24,650)        (20,937)        (94,613)        (75,256)
Provision for income taxes                        (32,098)        (26,617)       (120,782)       (104,071)
(Loss) Income from operations of hospitals
   sold or held for sale                           (2,701)         (2,252)        (10,505)         (7,279)
Depreciation and amortization of
   discontinued operations                             --           1,868           1,599           9,225
Other non-cash expenses, net                       13,224          41,639          16,510          43,653
Net changes in operating assets and
   liabilities, net of effects of
   acquisitions                                   (30,258)        (61,695)         45,640         (34,643)
                                                ---------       ---------       ---------       ---------
Net cash provided by operating activities       $  75,286       $  62,576       $ 411,049       $ 325,750
                                                =========       =========       =========       =========


(c) Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. A portion of the convertible notes were called for redemption during the quarter ended December 31, 2005, and the remaining convertible notes were redeemed during the quarter ending March 31, 2006. As a result, 8,569,593 shares of common stock of the Company were issued upon conversion of the outstanding notes and $0.4 million of the notes were redeemed in exchange for cash.





                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 5
February 22, 2006


                         COMMUNITY HEALTH SYSTEMS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                          THREE MONTHS ENDED                  YEAR ENDED
                                                              DECEMBER 31,                   DECEMBER 31,
                                                        ------------------------      ----------------------------
                                                          2005           2004            2005             2004
                                                        ---------      ---------      -----------      -----------
Net operating revenues                                  $ 982,070      $ 840,625      $ 3,738,320      $ 3,203,507
                                                        ---------      ---------      -----------      -----------

Operating expenses:
   Salaries and benefits                                  389,196        333,764        1,486,407        1,279,136
   Provision for bad debts                                 99,983         84,906          377,596          324,643
   Supplies                                               114,644        102,808          448,210          389,584
   Other operating expenses                               226,478        188,577          852,907          716,023
   Depreciation and amortization                           43,793         39,736          164,563          149,155
   Minority interests in earnings                             385            799            3,104            2,494
                                                        ---------      ---------      -----------      -----------
      Total expenses                                      874,479        750,590        3,332,787        2,861,035
                                                        ---------      ---------      -----------      -----------

Income from operations                                    107,591         90,035          405,533          342,472
Interest expense, net                                      24,650         20,937           94,613           75,256
Loss from early extinguishment of debt                         --             --               --              788
                                                        ---------      ---------      -----------      -----------
Income from continuing operations
     before income taxes                                   82,941         69,098          310,920          266,428
Provision for income taxes                                 32,098         26,617          120,782          104,071
                                                        ---------      ---------      -----------      -----------
Income from continuing operations                          50,843         42,481          190,138          162,357
                                                        ---------      ---------      -----------      -----------
Discontinued operations, net of taxes;
     Loss from operations of hospitals
     sold or held for sale                                 (2,701)        (2,252)         (10,505)          (7,279)
Net loss on sale of hospitals                                  --             --           (7,618)          (2,020)
Impairment of long-lived assets of hospital
     held for sale                                             --             --           (4,471)          (1,625)
                                                        ---------      ---------      -----------      -----------
Loss on discontinued operations                            (2,701)        (2,252)         (22,594)         (10,924)
                                                        ---------      ---------      -----------      -----------
Net income                                              $  48,142      $  40,229      $   167,544      $   151,433
                                                        =========      =========      ===========      ===========
Income from continuing operations per share-basic       $    0.57      $    0.49      $      2.15      $      1.70
                                                        =========      =========      ===========      ===========
Income from continuing operations per share-diluted     $    0.54      $    0.46      $      2.02      $      1.62
                                                        =========      =========      ===========      ===========
Net income per share - basic                            $    0.54      $    0.46      $      1.89      $      1.58
                                                        =========      =========      ===========      ===========
Net income per share - diluted                          $    0.51      $    0.43      $      1.79      $      1.51
                                                        =========      =========      ===========      ===========
Weighted average number of shares outstanding:
   Basic                                                   89,011         87,369           88,601           95,644
                                                        ---------      ---------      -----------      -----------
   Diluted                                                 98,389         97,516           98,580          105,864
                                                        ---------      ---------      -----------      -----------
Net income per share calculation:
   Net income                                           $  48,142      $  40,229      $   167,544      $   151,433
   Add - Convertible notes interest, net of taxes           1,998          2,190            8,565            8,757
                                                        ---------      ---------      -----------      -----------
   Adjusted net income                                  $  50,140      $  42,419      $   176,109      $   160,190
                                                        =========      =========      ===========      ===========
Weighted average number of shares
   outstanding - basic                                     89,011         87,369           88,601           95,644
Add effect of dilutive securities:
   Unvested common shares                                      --             --               --               23
   Employee stock options                                   1,578          1,565            1,594            1,615
   Convertible notes                                        7,800          8,582            8,385            8,582
                                                        ---------      ---------      -----------      -----------
Weighted average number of shares
   outstanding - diluted                                   98,389         97,516           98,580          105,864
                                                        =========      =========      ===========      ===========



                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 6
February 22, 2006


                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)



                                                                   FOR THE THREE MONTHS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                            CONSOLIDATED                           SAME-STORE
                                                 ------------------------------------  ------------------------------------
                                                   2005          2004        % CHANGE    2005          2004        % CHANGE
                                                 --------      --------      --------  --------      --------      --------
Number of hospitals                                    70            66                      66            66
Licensed beds                                       7,974         7,358                   7,315         7,358
Beds in service                                     6,476         5,960                   5,991         5,960
Admissions                                         73,962        67,767         9.1%     68,765        67,767          1.5%
Adjusted admissions                               136,195       125,513         8.5%    126,187       125,513          0.5%
Patient days                                      304,842       275,707        10.6%    280,365       275,707          1.7%
Average length of stay (days)                         4.1           4.1                     4.1           4.1
Occupancy rate (average beds in service)             51.2%         50.2%                   50.9%         50.2%
Net operating revenues                           $982,070      $840,625        16.8%   $918,303      $840,675          9.2%
Net inpatient revenue as a % of
   total net operating revenues                      51.2%         50.8%                   51.5%         50.8%
Net outpatient revenue as a % of
   total net operating revenues                      47.4%         47.7%                   47.3%         47.7%
Income from operations                           $107,591      $ 90,035        19.5%   $106,138      $ 90,364         17.5%
Income from operations as a
   % of net operating revenues                       11.0%         10.7%                   11.6%         10.7%
Depreciation and amortization                    $ 43,793      $ 39,736                $ 41,054     $  39,649
Minority interest in earnings                    $    385      $    799                $    931     $     799
Liquidity Data:
Adjusted EBITDA                                  $151,769      $130,570        16.2%
Adjusted EBITDA as a % of net
   operating revenues                                15.5%         15.5%
Net cash provided by operating activities        $ 75,286      $ 62,576
Net cash provided by operating activities as
   a % of net operating revenue                       7.7%          7.4%



---------

Continuing operating results and statistical data exclude discontinued operations for all periods presented.




                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 7
February 22, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                             SELECTED OPERATING DATA
                                   (Unaudited)
                                ($ in thousands)


                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                ------------------------------------------------------------------------------------
                                                              CONSOLIDATED                                 SAME-STORE
                                                ---------------------------------------     ----------------------------------------
                                                   2005            2004        % CHANGE        2005            2004         % CHANGE
                                                ----------      ----------     --------     ----------      ----------      --------
Number of hospitals                                     70              66                          66              66
Licensed beds                                        7,974           7,358                       7,315           7,358
Beds in service                                      6,476           5,960                       5,991           5,960
Admissions                                         291,633         267,390        9.1%         272,887         267,390         2.1%
Adjusted admissions                                538,445         493,776        9.0%         502,449         493,776         1.8%
Patient days                                     1,204,001       1,091,889       10.3%       1,118,614       1,091,889         2.4%
Average length of stay (days)                          4.1             4.1                         4.1             4.1
Occupancy rate (average beds in service)              52.9%           51.2%                       52.6%           51.2%
Net operating revenues                          $3,738,320      $3,203,507       16.7%      $3,486,508      $3,199,284         9.0%
Net inpatient revenue as a % of
   total net operating revenues                       50.9%           50.5%                       51.1%           50.6%
Net outpatient revenue as a % of
   total net operating revenues                       47.8%           48.1%                       47.8%           48.2%
Income from operations                          $  405,533      $  342,472       18.4%       $ 394,360       $ 341,688        15.4%
Income from operations as a
   % of net operating revenues                        10.8%           10.7%                       11.3%           10.7%
Depreciation and amortization                   $  164,563      $  149,155                   $ 155,499       $ 148,826
Minority interest in earnings                   $    3,104      $    2,494                     $ 3,300         $ 2,494
Liquidity Data:
Adjusted EBITDA                                 $  573,200      $  494,121       16.0%
Adjusted EBITDA as a % of net
   operating revenues                                 15.3%           15.4%
Net cash provided by operating activities       $  411,049      $  325,750
Net cash provided by operating activities as
    a % of net operating revenue                      11.0%           10.2%



---------

Continuing operating results and statistical data exclude discontinued operations for all periods presented.




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


CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 8
February 22, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                ($ in thousands)


                                                                       DECEMBER 31,
                                                               ----------------------------
                                                                  2005             2004
                                                               -----------      -----------
      ASSETS
      Current assets:
           Cash and cash equivalents                           $   104,108      $    82,498
           Patient accounts receivable, net                        656,029          597,261
           Other current assets                                    154,072          135,690
                                                               -----------      -----------
                TOTAL CURRENT ASSETS                               914,209          815,449
                                                               -----------      -----------

      Property and equipment                                     2,128,639        1,924,843
           Less accumulated depreciation and amortization         (517,648)        (440,295)
                                                               -----------      -----------
                Property and equipment, net                      1,610,991        1,484,548
                                                               -----------      -----------
      Goodwill, net                                              1,259,816        1,213,783
                                                               -----------      -----------
      Other assets, net                                            149,202          118,828
                                                               -----------      -----------

                TOTAL ASSETS                                   $ 3,934,218      $ 3,632,608
                                                               ===========      ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
           Current maturities of long-term debt                $    19,124      $    26,867
           Accounts payable and accrued liabilities                418,279          335,492
                                                               -----------      -----------
                TOTAL CURRENT LIABILITIES                          437,403          362,359
                                                               -----------      -----------

      Long-term debt                                             1,648,500        1,804,868
                                                               -----------      -----------
      Other long-term liabilities                                  283,738          225,390
                                                               -----------      -----------
      Stockholders' equity                                       1,564,577        1,239,991
                                                               -----------      -----------

                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 3,934,218      $ 3,632,608
                                                               ===========      ===========





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


CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 9
February 22, 2006

                         COMMUNITY HEALTH SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                ($ in thousands)

                                                                              YEAR ENDED
                                                                              DECEMBER 31,
                                                                       --------------------------
                                                                         2005             2004
                                                                       ---------      -----------
      CASH FLOWS FROM OPERATING ACTIVITIES
           Net Income                                                  $ 167,544      $   151,433
           Adjustments to reconcile net income to net cash
                provided by operating activities:
           Depreciation and amortization                                 166,162          158,380
           Minority interest in earnings                                   3,104            1,578
           Other non-cash expenses, net                                   28,599           48,086
           Net changes in operating assets and liabilities, net of
                effects of acquisitions                                   45,640          (33,727)
                                                                       ---------      -----------
                NET CASH PROVIDED BY OPERATING ACTIVITIES                411,049          325,750
                                                                       ---------      -----------

      CASH FLOWS FROM INVESTING ACTIVITIES
           Acquisitions of facilities and other related equipment       (158,379)        (133,033)
           Proceeds from sale of facilities and equipment                 54,323            8,640
           Purchases of property and equipment                          (188,365)        (164,286)
           Increase in other assets                                      (34,851)         (29,800)
                                                                       ---------      -----------
                NET CASH USED IN INVESTING ACTIVITIES                   (327,272)        (318,479)
                                                                       ---------      -----------

      CASH FLOWS FROM FINANCING ACTIVITIES
           Proceeds from exercise of stock options                        49,580            9,900
           Proceeds from issuance of senior subordinated notes                --          300,000
           Stock repurchase                                              (79,853)        (290,520)
           Deferred financing costs                                       (1,259)         (12,783)
           Redemption of convertible notes                                  (298)              --
           Redemption of minority investments in joint ventures           (3,242)          (3,522)
           Distribution to minority investors in joint ventures           (1,939)          (1,238)
           Proceeds from minority investors in joint ventures              1,383               --
           Borrowing under credit agreement                                   --        1,725,768
           Repayments of long-term indebtedness                          (26,539)      (1,668,709)
                                                                       ---------      -----------
                NET CASH PROVIDED BY FINANCING ACTIVITIES                (62,167)          58,896
                                                                       ---------      -----------

      NET CHANGE IN CASH AND CASH EQUIVALENTS                             21,610           66,167
      CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    82,498           16,331
                                                                       ---------      -----------
      CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $ 104,108      $    82,498
                                                                       =========      ===========



                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 10
February 22, 2006

                            REGULATION FD DISCLOSURE

      The following table sets forth selected information concerning the consolidated operating results of the Company for the year ended December 31, 2005, and the Company's updated projected consolidated operating results of the Company for the year ending December 31, 2006. These projections are based on the Company's historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The revision to the Company's previous guidance provided on October 26, 2005, reflects an adjustment to include equity-based compensation expense related to the adoption, on January 1, 2006, of SFAS No. 123R.

      The following is provided as guidance to analysts and investors:

                                                                  2005
                                                         Actual Results Adjusted
                                                          for Pro-forma Effect             2006
                                                            of Equity Based              Projection
                                                           Compensation Expense            Range
                                                         -----------------------    ------------------
Net operating revenues (in millions)                             $3,738             $4,175 to $4,225
Adjusted EBITDA (in millions)                                     $556                $615 to $640 (a)
Income from continuing operations per share - diluted             $1.91              $2.14 to $2.19
Same hospitals annual admissions growth                           2.1%                  1.5% to 3.0%
Weighted average diluted shares (in millions)                     98.6                  99 to 100
Acquisitions of new hospitals                                       5                    3 to 5

Income from Continuing Operations Per Share - Diluted Estimated by Quarter:
---------------------------------------------------------------------------
1st quarter ending March 31, 2006                                 $0.50              $0.55 to $0.57
2nd quarter ending June 30, 2006                                  $0.46              $0.51 to $0.53
3rd quarter ending September 30, 2006                             $0.44              $0.50 to $0.51
4th quarter ending December 31, 2006                              $0.51              $0.56 to $0.58


-----

For note (a) see page 11.

     The following assumptions were used in developing the guidance provided above:

o For comparative purposes, the 2005 actual results have been restated to include pro-forma equity-based stock option compensation expense of $17.6 million, or $0.11 per share (diluted) as if SFAS No. 123R was adopted on January 1, 2005 and reflected in the Company's reported earnings for 2005. Adjusted EBITDA and income from continuing operations per share -- diluted, as reported in 2005 were $573.2 million and $2.02 per share, respectively.

o The 2006 projected results include equity-based compensation expense of $15 to $18 million, or $0.10 to 0.12 per share (diluted) related to the adoption, on January 1, 2006, of SFAS No. 123R. The 2006 projection range also includes an estimate for anticipated 2006 equity-based awards of new restricted shares and stock options. Compensation expense for equity-based awards will vary depending on many factors, including the number of awards and the variables used to determine the fair value of those awards at the date of the grant.

o Expressed as a percentage of net operating revenue, provision for bad debts is projected to be approximately 10.2% to 10.5% for 2006.

o    Capital expenditures are as follows (in millions):



                                    Actual         Guidance
                                     2005            2006
                                   -------        ------------
                Total               $200          $240 to $260

o Expressed as a percent of net operating revenues, total depreciation and amortization is projected to be approximately 4.2% to 4.6% for 2006; however, this is a fixed cost and the percentages may vary as revenue varies.



                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 11
February 22, 2006


o Expressed as a percentage of income before income taxes, provision for income tax is projected to be approximately 38.5% to 39.0% for 2006.

o The Company is exposed to London Inter-Bank Offer Rate ("LIBOR") based interest rates, which have been increasing over the past two years. The following is a summary of the three-month LIBOR rates at various dates:

                            December 31, 2003          1.15188%
                            December 31, 2004          2.56438%
                            December 31, 2005          4.53625%

     To partially offset the rise in LIBOR rates, the Company is currently a party to ten separate interest swap agreements to limit the effect of changes in interest rates on a portion of the Company's long-term borrowings. On each of the swaps, the Company receives a variable rate of interest based on the three-month LIBOR, in exchange for the payment by the Company of a fixed rate of interest. Currently, the Company pays on a quarterly basis a margin above LIBOR of 175 basis points for revolver loans and term loans under the senior secured credit facility. For the purpose of providing 2006 projection range guidance, the Company has assumed that future LIBOR rates for borrowings under the Company's $1.625 billion Senior Secured Credit Facility will increase based on market quotations of the forward yield curve and other economic forecasts.

---------

Footnote from page 10

(a) The following table reconciles adjusted EBITDA, as defined, to the Company's estimated net cash provided by operating activities as presented in the above guidance:


                                                             2005
                                                        Actual Results
                                                         Adjusted for
                                                       Pro-forma Equity
                                                            Based
                                                         Compensation      2006 Projection Range
                                                            Expense            (in millions)
                                                       ----------------    ---------------------
        Adjusted EBITDA                                     $ 556            $ 615         $ 640
          Taxes and interest expense                         (209)            (230)         (246)
          Other non-cash expenses and net changes in
              operating assets and liabilities                 64               45            56
                                                            -----            -----         -----
        Net cash provided by operating activities           $ 411            $ 430         $ 450
                                                            =====            =====         =====


      The projections set forth in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and are beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company's expected results to differ materially from those expressed in this filing.


These factors include, among other things:

o general economic and business conditions, both nationally and in the regions in which we operate;

o    demographic changes;




                                    - MORE -

CYH Announces Fourth quarter and year ended December 31, 2005 Results
Page 12
February 22, 2006

o existing governmental regulations and changes in, or the failure to comply with, governmental regulations;

o    legislative proposals for healthcare reform;

o the impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, which includes specific reimbursement changes for small urban and non-urban hospitals;

o our ability, where appropriate, to enter into managed care provider arrangements and the terms of these arrangements;

o    changes in inpatient or outpatient Medicare and Medicaid payment levels;

o uncertainty regarding the application of the Health Insurance Portability and Accountability Act of 1996 regulations;

o increases in wages as a result of inflation or competition for highly technical positions and rising supply cost due to market pressure from pharmaceutical companies and new product releases;

o liability and other claims asserted against us, including self-insured malpractice claims;

o    competition;

o our ability to attract and retain qualified personnel, key management, physicians, nurses and other health care workers;

o trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

o    changes in medical or other technology;

o    changes in generally accepted accounting principles;

o the availability and terms of capital to fund additional acquisitions or replacement facilities;

o    our ability to successfully acquire and integrate additional hospitals;

o our ability to obtain adequate levels of general and professional liability insurance;

o    potential adverse impact of known and unknown government investigations;

o    timeliness of reimbursement payments received under government programs;
     and

o the other risk factors set forth in our public filings with the Securities and Exchange Commission.

      The consolidated operating results for the quarter and the year ended December 31, 2005, are not necessarily indicative of the results that may be experienced for any future quarter or for any future fiscal year, including this fiscal year.

      The Company cautions that the projections for calendar year 2006 set forth herein are given as of the date hereof based on currently available information. The Company is not undertaking any obligation to update these projections as conditions change or other information becomes available.


                                     - END -